FREE WRITING PROSPECTUS FILED PURSUANT TO RULE 433

GMAC RFC (Graphic Omitted)

RMBS New Issue Term Sheet

$840,115,000 Certificates (Approximate)

Home Equity Mortgage Asset-Backed Pass-Through Certificates,

Series 2006-KS1

RASC Series 2006-KS1 Trust

Issuer

Residential Asset Securities Corporation

Depositor

Residential Funding Corporation

Master Servicer

January 12, 2006

RBS Greenwich Capital (Graphic Omitted)

FREE WRITING PROSPECTUS LEGEND

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SECURITIES AND EXCHANGE COMMISSION (THE SEC) FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE DEPOSITOR AND THE OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE DEPOSITOR, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE 1-800-422-2006 OR VIA EMAIL AT RBSGC.COM.

The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the Certificates, supersedes any information contained in any prior similar materials relating to the Certificates. The information in this free writing prospectus is preliminary, and is subject to completion or change. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the Certificates referred to in this free writing prospectus and to solicit an offer to purchase the Certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the Certificates, until we have accepted your offer to purchase Certificates.

The Certificates referred to in these materials are being sold when, as and if issued. The issuer is not obligated to issue such Certificates or any similar security and the underwriter's obligation to deliver such Certificates is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of such Certificates when, as and if issued by the issuer. You are advised that the terms of the Certificates, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of Certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that Certificates may not be issued that have the characteristics described in these materials. The underwriter's obligation to sell such Certificates to you is conditioned on the mortgage loans and Certificates having the characteristics described in these materials. If, for any reason the issuer does not deliver such Certificates, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the Certificates which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

RASC Series 2006-KS1 Trust

Home Equity Mortgage Asset-Backed Pass-Through Certificates

$840,115,000 (Approximate)

Subject to Revision

Class	Approximate Size(1)	Interest Type	Principal Type	Expected WAL (yrs) Call(2)/Mat	Expected Principal Window (mos) Call(2)/Mat	Final Scheduled Distribution Date(3)	Expected Ratings (Moody's/S&P)
A-1 (4)	$339,000,000	FLT	SEQ	1.00 / 1.00	1-21 / 1-21	April 2027	Aaa/AAA
A-2 (4)	$134,500,000	FLT	SEQ	2.00 / 2.00	21-28 / 21-28	January 2031	Aaa/AAA
A-3 (4)	$170,300,000	FLT	SEQ	3.66 / 3.66	28-73 / 28-77	April 2035	Aaa/AAA
A-4 (4)	$45,834,000	FLT	SEQ	6.08 / 8.85	73-73 / 77-170	November 2035	Aaa/AAA
M-1 (4)(5)	$32,246,000	FLT	MEZ	4.57 / 5.03	44-73 / 44-139	January 2036	Aa1/AA+
M-2 (4)(5)	$27,947,000	FLT	MEZ	4.45 / 4.89	42-73 / 42-133	January 2036	Aa2/AA+
M-3 (4)(5)	$16,768,000	FLT	MEZ	4.38 / 4.80	41-73 / 41-125	January 2036	Aa3/AA+
M-4 (4)(5)	$15,048,000	FLT	MEZ	4.35 / 4.74	40-73 / 40-120	January 2036	A1/AA
M-5 (4)(5)	$14,618,000	FLT	MEZ	4.32 / 4.69	39-73 / 39-114	January 2036	A2/AA
M-6 (4)(5)	$12,898,000	FLT	MEZ	4.30 / 4.63	39-73 / 39-107	January 2036	A3/AA-
M-7 (4)(5)	$12,898,000	FLT	MEZ	4.27 / 4.54	38-73 / 38-100	January 2036	Baa1/A
M-8 (4)(5)	$9,459,000	FLT	MEZ	4.27 / 4.45	38-73 / 38-91	January 2036	Baa2/A-
M-9 (4)(5)	$8,599,000	FLT	MEZ	4.24 / 4.30	37-73 / 37-82	January 2036	Baa3/BBB+
Total	$840,115,000

  The size is subject to a permitted variance in the aggregate of plus or minus 5%.

  The Certificates will be priced to the first possible Optional Termination Date and the applicable Prepayment Pricing Assumption for the Mortgage Loans.

  For the Class A-1, Class A-2 and Class A-3 Certificates, the Final Scheduled Distribution Date will be calculated assuming no prepayments, losses or delinquencies on the Mortgage Loans, no termination of the Trust on the Optional Termination Date and no Excess Cash Flow on any Distribution Date. For all other classes of certificates, the Final Scheduled Distribution Date is the Distribution Date in the month following the latest maturing Mortgage Loan.

  The applicable margin on the Class A Certificates (other than the Class A-1 Certififcates) will increase to 2 times their original margin and the applicable margin on the Class M Certificates will increase to 1.5 times their original margin on the second Distribution Date after the first possible Optional Termination Date. Each class is subject to the Net WAC Cap.

  The Class M Certificates are not expected to receive principal payments prior to the Stepdown Date.

Representations & Warranties:

RFC will make a representation and warranty that each mortgaged property is free of damage and in good repair as of the closing date. In the event that a mortgaged property is damaged as of the closing date and that damage materially adversely affects the value of the mortgaged property or of the interest of the certificateholders in the related mortgaged loan, RFC will be required to repurchase the related mortgage loan from the trust.

Certificates:

The Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and Class A-4 Certificates (the "Class A Certificates").

The Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates and Class M-9 Certificates (the "Class M Certificates").

The Class A Certificates and Class M Certificates will be offered by the Prospectus (the "Offered Certificates").

Depositor:	Residential Asset Securities Corporation ("RASC"), an affiliate of Residential Funding Corporation.
SEC Registration Number:	333-122688.
Seller and Master Servicer:	Residential Funding Corporation (the "Seller", "Master Servicer" or "RFC").
Sub-Servicer:	Primary servicing will be provided primarily by HomeComings Financial Network, Inc., a wholly owned subsidiary of Residential Funding Corporation.
Trustee:	U.S. Bank National Association.
Lead Underwriters:	Greenwich Capital Markets, Inc. and JPMorgan Chase.
Co-Manager:	Residential Funding Securities Corporation.
Statistical Calculation and Cut-Off Date:	January 1, 2006.
Closing Date:	On or about January 26, 2006.
Distribution Dates:	The 25th day of each month (if such day is not a business day, the first business day thereafter) commencing in February 2006.
Form of Certificates:	The Offered Certificates will be available in book-entry form through DTC / Euroclear / Clearstream in same day funds.
Minimum Denominations:

The Class A Certificates and the Class M-1 Certificates will be offered in minimum denominations of $100,000 and integral multiples of $1 in excess thereof. The Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates and Class M-9 Certificates will be offered in minimum denominations of $250,000 and integral multiples of $1 in excess thereof.

Tax Status:

The Offered Certificates (exclusive of any right to receive amounts in respect of Basis Risk Shortfall) will be designated as regular interests in a REMIC and, as such, will be treated as debt instruments of a REMIC for federal income tax purposes.

ERISA Eligibility:

The Offered Certificates may be eligible for purchase by employee benefit plans or other plans or arrangements that are subject to ERISA or section 4975 of the Internal Revenue Code. However, investors should consult with their counsel with respect to the consequences under ERISA and the Internal Revenue Code of such a plan's acquisition and ownership of such Offered Certificates.

SMMEA Eligibility:	The Offered Certificates are not expected to constitute "mortgage-related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.
Optional Termination Date:

If the aggregate principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date falls below 10% of the aggregate principal balance as of the Cut-off Date ("Optional Termination Date"), the holders of the call rights may terminate the trust.

Mortgage Loans:

The mortgage pool will consist of fixed-rate and adjustable-rate subprime home equity Mortgage Loans secured by first and second liens on mortgaged properties. Approximately 18.98% of the Mortgage Loans provide for an initial interest-only period of up to 10 years.

The statistical pool of mortgage loans described herein has an approximate aggregate principal balance of $859,892,969 as of the Statistical Calculation Date. On the Closing Date, the aggregate principal balance of the Mortgage Loans will be approximately $860,000,000.

Approximately 36.23% and 10.75% of the mortgage loans were purchased from Decision One Mortgage Comp LLC and FMF Capital LLC, respectively, which are sellers unaffiliated with Residential Funding. Approximately 14.47% of the mortgage loans were purchased from HomeComings Financial Network, Inc., which is a seller affiliated with Residential Funding.

Silent Seconds:

The mortgaged properties relating to approximately 34.97% of the Mortgage Loans are subject to a second-lien mortgage loan ("Silent Second") that was originated at the same time as the first-lien mortgage loan. The weighted average combined original loan-to-value ratio of the Mortgage Loans, including the Mortgage Loans subject to Silent Seconds, is 88.13%.

Prepayment Assumption:

Fixed Rate Mortgage Loans: 23% HEP (assumes that prepayments start at 2.3% CPR in month one, increase by 2.3% each month to 23% CPR in month ten, and remain constant at 23% CPR thereafter).

Adjustable Rate Mortgage Loans: 100% PPC (100% PPC prepayment assumption assumes (i) a per annum prepayment rate of 2% of the then outstanding principal balance of the adjustable-rate Mortgage Loans in the first month of the life of the Mortgage Loans, (ii) an additional 28%/11 per annum in each month thereafter through the eleventh month, (iii) a constant prepayment rate of 30% per annum in the twelfth month through the twenty-second month, (iv) a constant prepayment rate of 50% per annum in the twenty-third month through the twenty-seventh month and (v) a constant prepayment rate of 35% per annum thereafter).

Basis Risk Shortfall:

With respect to any class of Class A Certificates and Class M Certificates and any Distribution Date on which the Net WAC Cap Rate is used to determine the pass-through rate of that class of certificates, an amount equal to the excess of (i) accrued certificate interest for that class calculated at a rate (not to exceed 14.00% per annum) equal to One-Month LIBOR plus the related margin, over (ii) accrued certificate interest for that class calculated using the Net WAC Cap Rate.

Basis Risk Shortfall Carry-Forward Amounts:

With respect to any class of Class A Certificates and Class M Certificates and any Distribution Date, an amount equal to the aggregate amount of Basis Risk Shortfall on that Distribution Date, plus any unpaid Basis Risk Shortfall from prior Distribution Dates, plus interest thereon to the extent previously unreimbursed by Excess Cash Flow, at a rate equal to the related pass-through rate for that class.

Relief Act Shortfalls:

With respect to any Distribution Date, the shortfall, if any, in collections of interest resulting from the Servicemembers Civil Relief Act or any similar legislation or regulation. Relief Act Shortfalls will be covered by available Excess Cash Flow in the current period only. Any Relief Act Shortfalls allocated to the Offered Certificates for the current period not covered by Excess Cash Flow in the current period will remain unpaid. Relief Act Shortfalls will be allocated on a pro rata basis among the Offered Certificates.

Credit Enhancement:

A. Excess Cash Flow

For any Distribution Date, the sum of (i) the excess of the available distribution amount over the sum of (a) the interest distribution amount for the certificates and (b) the principal remittance amount, (ii) any overcollateralization reduction amount, and (iii) any amounts received by the trust under the Yield Maintenance Agreement for that Distribution Date. Excess Cash Flow may be used to protect the Class A Certificates and Class M Certificates against realized losses by making an additional payment of principal to cover the amount of the realized losses.

B. Overcollateralization ("OC")

Initial (% Orig.)

2.30%

OC Target (% Orig.)

2.30%

Stepdown OC Target (% Current)(1)

4.60%

OC Floor (% Orig.)

0.50%

(1) subject to certain trigger events as specified herein

C. Subordination

If the Class M Certificates remain outstanding, losses on the mortgage loans which are not covered by excess cash flow or overcollateralization will be first allocated to the class of Class M Certificates with the lowest payment priority, and the other classes of certificates will not bear any portion of such losses, except as described in the prospectus supplement. If none of the Class M Certificates is outstanding and if there is no Excess Cash Flow or overcollateralization, all such losses will be allocated to the Class A Certificates as described in the preliminary prospectus.

D. Yield Maintenance Agreement

The holders of the Offered Certificates may benefit from a series of interest rate cap payments pursuant to a yield maintenance agreement. Amounts received by the trust under the yield maintenance agreement will be distributed as a part of Excess Cash Flow, as further described in the preliminary prospectus. The yield maintenance agreement will terminate after the distribution date in September 2010.

Expected Credit Support Percentage:

Class

Rating (Moody's/S&P)

Initial Credit Support

After Step-Down Support

A

[Aaa/AAA]

19.80%

39.60%

M-1

[Aa1/AA+]

16.05%

32.10%

M-2

[Aa2/AA+]

12.80%

25.60%

M-3

[Aa3/AA+]

10.85%

21.70%

M-4

[A1/AA]

9.10%

18.20%

M-5

[A2/AA]

7.40%

14.80%

M-6

[A3/AA-]

5.90%

11.80%

M-7

[Baa1/A]

4.40%

8.80%

M-8

[Baa2/A-]

3.30%

6.60%

M-9

[Baa3/BBB+]

2.30%

4.60%

For any class of Certificates, the initial Credit Support is the aggregate certificate principal balance of all Certificates subordinate to such class as a percentage of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date. The initial Credit Support includes Overcollateralization.

Subordination Percentage:

Class

Rating (Moody's/S&P)

Subordination Percentage

A

[Aaa/AAA]

60.40%

M-1

[Aa1/AA+]

67.90%

M-2

[Aa2/AA+]

74.40%

M-3

[Aa3/AA+]

78.30%

M-4

[A1/AA]

81.80%

M-5

[A2/AA]

85.20%

M-6

[A3/AA-]

88.20%

M-7

[Baa1/A]

91.20%

M-8

[Baa2/A-]

93.40%

M-9

[Baa3/BBB+]

95.40%

Priority of Distributions:

Distributions to the holders of the Certificates will be made generally as follows:

  From the available distribution amount, distribution of accrued and unpaid interest (less any prepayment interest shortfalls not covered by compensating interest or any Relief Act Shortfalls) to the holders of Certificates to the extent of the available distribution amount as described in the preliminary prospectus (after payment of the Expense Fee Rate) in the following order of priority:

  To the Class A Certificates, pro rata;

  To the Class M-1 Certificates;

  To the Class M-2 Certificates;

  To the Class M-3 Certificates;

  To the Class M-4 Certificates;

  To the Class M-5 Certificates;

  To the Class M-6 Certificates;

  To the Class M-7 Certificates;

  To the Class M-8 Certificates; and

  To the Class M-9 Certificates.

  The Principal Distribution Amount will be distributed as follows:

  To the Class A Certificates, the Class A Principal Distribution Amount, sequentially to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates in that order, in each case until the certificate principal balance thereof has been reduced to zero;

  To the Class M-1 Certificates, the Class M-1 Principal Distribution Amount, until the certificate principal balance of the Class M-1 Certificates is reduced to zero;

  To the Class M-2 Certificates, the Class M-2 Principal Distribution Amount, until the certificate principal balance of the Class M-2 Certificates is reduced to zero;

  To the Class M-3 Certificates, the Class M-3 Principal Distribution Amount, until the certificate principal balance of the Class M-3 Certificates is reduced to zero;

  To the Class M-4 Certificates, the Class M-4 Principal Distribution Amount, until the certificate principal balance of the Class M-4 Certificates is reduced to zero;

  To the Class M-5 Certificates, the Class M-5 Principal Distribution Amount, until the certificate principal balance of the Class M-5 Certificates is reduced to zero;

  To the Class M-6 Certificates, the Class M-6 Principal Distribution Amount, until the certificate principal balance of the Class M-6 Certificates is reduced to zero;

  To the Class M-7 Certificates, the Class M-7 Principal Distribution Amount, until the certificate principal balance of the Class M-7 Certificates is reduced to zero;

  To the Class M-8 Certificates, the Class M-8 Principal Distribution Amount, until the certificate principal balance of the Class M-8 Certificates is reduced to zero; and

  To the Class M-9 Certificates, the Class M-9 Principal Distribution Amount, until the certificate principal balance of the Class M-9 Certificates is reduced to zero.

  From Excess Cash Flow, to pay to holders of the class or classes of Certificates then entitled to receive distributions in respect of principal (as described above), the principal portion of realized losses previously allocated to reduce the certificate principal balance of any Class A or Class M Certificates and remaining unreimbursed, but only to the extent of subsequent recoveries;

  From Excess Cash Flow, as part of the Principal Distribution Amount, to pay to the holders of the Class A and Class M Certificates in reduction of their certificate principal balances, the principal portion of realized losses incurred on the Mortgage Loans for the preceding calendar month;

  From Excess Cash Flow, to pay the holders of the Class A and Class M Certificates as part of the Principal Distribution Amount, any overcollateralization increase amount;

  From Excess Cash Flow, to pay the holders of Class A and Class M Certificates, the amount of any prepayment interest shortfalls allocated thereto for that Distribution Date, on a pro rata basis based on Prepayment Interest Shortfalls allocated thereto, to the extent not covered by the Eligible Master Servicing Compensation on that Distribution Date;

  From Excess Cash Flow, to pay to the holders of the Class A and Class M Certificates, any prepayment interest shortfalls remaining unpaid from prior Distribution Dates together with interest thereon, on a pro rata basis based on unpaid prepayment interest shortfalls previously allocated thereto;

  From Excess Cash Flow, to pay to the holders of the Class A Certificates, pro rata, and then the Class M Certificates, in order of priority, the amount of any Basis Risk Shortfall Carry-Forward Amount remaining unpaid as of that Distribution Date;

  From Excess Cash Flow, to pay to the holders of the Class A and Class M Certificates, the amount of any Relief Act Shortfalls allocated thereto, on a pro rata basis based on Relief Act Shortfalls allocated thereto for that Distribution Date;

  From Excess Cash Flow, to pay to the holders of the Class A Certificates, pro rata, and then to the Class M Certificates, in order of priority, the principal portion of any realized losses previously allocated thereto that remain unreimbursed; and

  From Excess Cash Flow, to pay to the holders of the Class SB Certificates any balance remaining, in accordance with the terms of the pooling and servicing agreement.

Interest Accrual Period:	From and including the preceding Distribution Date (for the first accrual period, the closing date) to but excluding the current Distribution Date on an actual/360 basis.
Pass-Through Rates:

Class A Pass-Through Rates: On each Distribution Date, the Pass-Through Rate on each class of Class A Certificates will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the second Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus the related margin, and for each class of Class A Certificates, other than the Class A-1 Certificates, beginning on the second Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 2 times the related margin, (y) the Net WAC Cap Rate and (z) 14.00% per annum.

Class M Pass-Through Rates: On each Distribution Date, the Pass-Through Rate on each class of the Class M Certificates will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the second Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus the related margin for such class, and beginning on the second Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 1.5 times the related margin for such class, (y) the Net WAC Cap Rate and (z) 14.00% per annum.

Net WAC Cap Rate:

For any Distribution Date, a per annum rate equal to the weighted average of the Net Mortgage Rates of the Mortgage Loans using the Net Mortgage Rates in effect for the scheduled payments due on such Mortgage Loans during the related due period, multiplied by a fraction equal to 30 divided by the actual number of days in the related Interest Accrual Period.

Expense Fee Rate:

With respect to any Mortgage Loan, the expense fee rate consists of the servicing fee for such Mortgage Loan. The servicing fee consists of (a) servicing compensation payable to the master servicer for its master servicing activities, and (b) subservicing and other related compensation payable to the sub-servicer, including compensation paid to the master servicer as the direct servicer of a Mortgage Loan for which there is no subservicer.

Eligible Master Servicing Compensation:

With respect to any Distribution Date, the lesser of (i) one twelfth of 0.125% of the stated principal balance of the Mortgage Loans immediately preceding that Distribution Date and (ii) the sum of the Master Servicing fee payable to the Master Servicer in respect of its master servicing activities and reinvestment income received by the Master Servicer on amounts payable on that Distribution Date.

Advances:	The Master Servicer will advance delinquent principal and interest to the extent the advance is recoverable from future collections on the loan.
Senior Enhancement Percentage:

On any Distribution Date, the Senior Enhancement Percentage will be equal to a fraction, the numerator of which is the sum of (x) the aggregate certificate principal balance of the Class M Certificates immediately prior to that Distribution Date and (y) the Overcollateralization Amount, in each case prior to the distribution of the Principal Distribution Amount on such Distribution Date, and the denominator of which is the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date.

Trigger Event:

A Trigger Event is in effect on any Distribution Date on or after the Stepdown Date if either (i) the three-month average of the Sixty-Plus Delinquency Percentage equals or exceeds 40.13% of the Senior Enhancement Percentage for that Distribution Date or (ii) on or after the Distribution Date in February 2008 the cumulative realized losses on the Mortgage Loans as a percentage of the initial aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceed the following amounts:

DISTRIBUTION DATE

REQUIRED LOSS PERCENTAGE

25 - 36

1.50% in the first month plus an additional 1/12th of 1.80% for each month thereafter

37 - 48

3.30% in the first month plus an additional 1/12th of 1.90% for each month thereafter

49 - 60

5.20% in the first month plus an additional 1/12th of 1.30% for each month thereafter

61 - 72

6.50% in the first month plus an additional 1/12th of 0.25% for each month thereafter

73 and thereafter

6.75%

(Preliminary and Subject to Revision)

Sixty-Plus Delinquency Percentage:

With respect to any Distribution Date, the fraction, expressed as a percentage, equal to (x) the aggregate stated principal balance of the Mortgage Loans that are 60 or more days delinquent in payment of principal and interest for that Distribution Date, including Mortgage Loans in foreclosure and REO, over (y) the aggregate stated principal balance of all of the Mortgage Loans immediately preceding that Distribution Date.

Principal Remittance Amount:

For any Distribution Date, the sum of the following amounts: (i) the principal portion of all scheduled monthly payments on the Mortgage Loans received or advanced with respect to the related due period; (ii) the principal portion of all proceeds of the repurchase of Mortgage Loans or, in the case of substitution, amounts representing a principal adjustment as required in the pooling and servicing agreement during the preceding calendar month; and (iii) the principal portion of all other unscheduled collections received on the Mortgage Loans during the preceding calendar month including, without limitation, full and partial principal prepayments made by the respective mortgagors, to the extent not distributed in the preceding month but excluding subsequent recoveries.

Principal Distribution Amount:

On any Distribution Date, the lesser of (a) the excess of (i) the available distribution amount plus with respect to clauses (v) and (vi) of clause (b) amounts received by the trustee under the Yield Maintenance Agreement, over (ii) the interest distribution amount and (b) the aggregate amount described below:

    the principal portion of all scheduled monthly payments on the Mortgage Loans received or advanced with respect to the related due period;

    the principal portion of all proceeds of the repurchase of Mortgage Loans, or, in the case of a substitution, amounts representing a principal adjustment, as required by the pooling and servicing agreement during the preceding calendar month;

    the principal portion of all other unscheduled collections other than subsequent recoveries, received on the Mortgage Loans during the preceding calendar month, or deemed to be received during the preceding calendar month, including, without limitation, full and partial principal prepayments made by the respective mortgagors, to the extent not distributed in the preceding month;

    the lesser of (a) subsequent recoveries for that distribution date and (b) the principal portion of any realized losses allocated to any class of certificates on a prior distribution date and remaining unpaid;

    the lesser of (a) the Excess Cash Flow for that distribution date, to the extent not used in clause (iv) above on such distribution date, and (b) the principal portion of any realized losses incurred, or deemed to have been incurred, on any Mortgage Loans in the calendar month preceding that distribution date to the extent covered by Excess Cash Flow for that distribution date as described under "-Priority of Distributions" above; and, the lesser of (a) the Excess Cash Flow for that distribution date, to the extent not used pursuant to clauses (iv) and (v) above on such distribution date, and (b) the amount of any overcollateralization increase amount for that distribution date; minus, the amount of any overcollateralization reduction amount for that distribution date; and,

    any capitalization reimbursement amount.

In no event will the Principal Distribution Amount on any distribution date be less than zero or greater than the outstanding aggregate certificate principal balance of the Class A and Class M Certificates.

Class A Principal Distribution Amount:

With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the Principal Distribution Amount for that Distribution Date or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of (a) the Principal Distribution Amount for that Distribution Date and (b) the excess, if any, of (x) the aggregate certificate principal balance of the Class A Certificates immediately prior to that Distribution Date over (y) the lesser of (i) the product of the applicable Subordination Percentage and the principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (ii) the aggregate stated principal balance of the Mortgage Loans after giving affect to the distributions to be made on such Distribution Date minus the OC Floor.

Class M-1 Principal Distribution Amount:

With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of (a) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount and (b) the excess of (x) the sum of (i) the aggregate certificate principal balance of the Class A Certificates, after taking into account the distribution of the Class A Principal Distribution Amount and (ii) the certificate principal balance of the Class M-1 Certificates immediately prior to that Distribution Date over (y) the lesser of (i) the product of the applicable Subordination Percentage and the principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (ii) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date minus the OC Floor.

Class M-2 Principal Distribution Amount:

With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount and the Class M-1 Principal Distribution Amount, or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of (a) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount and the Class M-1 Principal Distribution Amount and (b) the excess of (x) the sum of (i) the aggregate certificate principal balance of the Class A Certificates and Class M-1 Certificates, after taking into account the distribution of the Class A Principal Distribution Amount and Class M-1 Principal Distribution Amount and (ii) the certificate principal balance of the Class M-2 Certificates immediately prior to that Distribution Date over (y) the lesser of (i) the product of the applicable Subordination Percentage and the principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (ii) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date minus the OC Floor.

Class M-3 Principal Distribution Amount:

With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount and the Class M-2 Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of (a) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount and the Class M-2 Principal Distribution Amount and (b) the excess of (x) the sum of (i) the aggregate certificate principal balance of the Class A Certificates, Class M-1 Certificates and Class M-2 Certificates, after taking into account the distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, and Class M-2 Principal Distribution Amount and (ii) the certificate principal balance of the Class M-3 Certificates immediately prior to that Distribution Date over (y) the lesser of (i) the product of the applicable Subordination Percentage and the stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (ii) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date minus the OC Floor.

Class M-4 Principal Distribution Amount:

With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount and the Class M-3 Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of (a) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount and the Class M-3 Principal Distribution Amount and (b) the excess of (x) the sum of (i) the aggregate certificate principal balance of the Class A Certificates, Class M-1 Certificates, Class M-2 Certificates and Class M-3 Certificates, after taking into account the distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount and Class M-3 Principal Distribution Amount and (ii) the certificate principal balance of the Class M-4 Certificates immediately prior to that Distribution Date over (y) the lesser of (i) the product of the applicable Subordination Percentage and the stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (ii) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date minus the OC Floor.

Class M-5 Principal Distribution Amount:

With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount and the Class M-4 Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of (a) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount and the Class M-4 Principal Distribution Amount and (b) the excess of (x) the sum of (i) the aggregate certificate principal balance of the Class A Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates and Class M-4 Certificates, after taking into account the distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount and Class M-4 Principal Distribution Amount and (ii) the certificate principal balance of the Class M-5 Certificates immediately prior to that Distribution Date over (y) the lesser of (i) the product of the applicable Subordination Percentage and the stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (ii) the aggregate stated principal balance of the Mortgage after giving effect to distributions to be made on that Distribution Date Loans minus the OC Floor.

Class M-6 Principal Distribution Amount:

With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount and the Class M-5 Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of (a) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount and the Class M-5 Principal Distribution Amount and (b) the excess of (x) the sum of (i) the aggregate certificate principal balance of the Class A Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates and Class M-5 Certificates, after taking into account the distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount and Class M-5 Principal Distribution Amount and (ii) the certificate principal balance of the Class M-6 Certificates immediately prior to that Distribution Date over (y) the lesser of (i) the product of the applicable Subordination Percentage and the stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (ii) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date minus the OC Floor.

Class M-7 Principal Distribution Amount:

With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount and the Class M-6 Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of (a) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount and the Class M-6 Principal Distribution Amount and (b) the excess of (x) the sum of (i) the aggregate certificate principal balance of the Class A Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates and Class M-6 Certificates, after taking into account the distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount and Class M-6 Principal Distribution Amount and (ii) the certificate principal balance of the Class M-7 Certificates immediately prior to that Distribution Date over (y) the lesser of (i) the product of the applicable Subordination Percentage and the stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (ii) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date minus the OC Floor.

Class M-8 Principal Distribution Amount:

With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount, the Class M-6 Principal Distribution Amount and the Class M-7 Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of (a) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount, the Class M-6 Principal Distribution Amount and the Class M-7 Principal Distribution Amount and (b) the excess of (x) the sum of (i) the aggregate certificate principal balance of the Class A Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates and Class M-7 Certificates, after taking into account the distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount, Class M-6 Principal Distribution Amount and Class M-7 Principal Distribution Amount and (ii) the certificate principal balance of the Class M-8 Certificates immediately prior to that Distribution Date over (y) the lesser of (i) the product of the applicable Subordination Percentage and the stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (ii) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date minus the OC Floor.

Class M-9 Principal Distribution Amount:

With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount, the Class M-6 Principal Distribution Amount, the Class M-7 Principal Distribution Amount and the Class M-8 Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of (a) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount, the Class M-6 Principal Distribution Amount, the Class M-7 Principal Distribution Amount and the Class M-8 Principal Distribution Amount and (b) the excess of (x) the sum of (i) the aggregate certificate principal balance of the Class A Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates and Class M-8 Certificates, after taking into account the distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount, Class M-6 Principal Distribution Amount, Class M-7 Distribution Amount and Class M-8 Principal Distribution Amount and (ii) the certificate principal balance of the Class M-9 Certificates immediately prior to that Distribution Date over (y) the lesser of (i) the product of the applicable Subordination Percentage and the stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (ii) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date minus the OC Floor.

Allocation of Losses:

Any realized losses will be allocated in the following order of priority:

  To Excess Cash Flow for the related Distribution Date;

  To the overcollateralization amount, until it has been reduced to zero;

  To the Class M-9 Certificates, until the certificate principal balance thereof has been reduced to zero;

  To the Class M-8 Certificates, until the certificate principal balance thereof has been reduced to zero;

  To the Class M-7 Certificates, until the certificate principal balance thereof has been reduced to zero;

  To the Class M-6 Certificates, until the certificate principal balance thereof has been reduced to zero;

  To the Class M-5 Certificates, until the certificate principal balance thereof has been reduced to zero;

  To the Class M-4 Certificates, until the certificate principal balance thereof has been reduced to zero;

  To the Class M-3 Certificates, until the certificate principal balance thereof has been reduced to zero;

  To the Class M-2 Certificates, until the certificate principal balance thereof has been reduced to zero;

  To the Class M-1 Certificates, until the certificate principal balance thereof has been reduced to zero; and,

  To the Class A Certificates on a pro rata basis, until the certificate principal balances thereof have been reduced to zero.

Stepdown Date:

The earlier to occur of (i) the Distribution Date immediately succeeding the Distribution Date on which the aggregate certificate principal balance of the Class A Certificates has been reduced to zero or (ii) the later to occur of (x) the Distribution Date in February 2009 and (y) the first Distribution Date on which the Senior Enhancement Percentage is greater than or equal to the Specified Enhancement Percentage.

Specified Enhancement Percentage:	The Specified Enhancement Percentage is 39.60%.
Preliminary Prospectus:

The Offered Certificates will be offered pursuant to a Preliminary Prospectus which includes a Base Prospectus. Additional information with respect to the Offered Certificates and the Mortgage Loans is contained in the Preliminary Prospectus.

Yield Maintenance Agreement

On the Closing Date, the Trustee will enter into a Yield Maintenance Agreement with HSBC Bank, USA, National Association (the "Counterparty") for the benefit of the Class A and Class M Certificates. On each Distribution Date, payments under the Yield Maintenance Agreement will be made based on an amount equal to the lesser of (a) the notional amount set forth in the table below and (b) the outstanding certificate principal of the Class A and Class M Certificates immediately preceding that Distribution Date. In exchange for a fixed payment on the Closing Date, the Counterparty will be obligated to make monthly payments to the Trustee when one-month LIBOR exceeds the strike rate of 4.398% beginning with the Distribution Date in February 2006. The Yield Maintenance Agreement will terminate after the Distribution Date in September 2010.

Yield Maintenance Agreement Schedule
Period	Distribution Date	Notional Balance	Period	Distribution Date	Notional Balance
1	25-Feb-2006	$ 840,000,000.00	31	25-Aug-2008	$ 263,086,947.14
2	25-Mar-2006	$ 840,000,000.00	32	25-Sep-2008	$ 251,789,306.15
3	25-Apr-2006	$ 840,000,000.00	33	25-Oct-2008	$ 240,991,726.75
4	25-May-2006	$ 831,884,247.75	34	25-Nov-2008	$ 230,671,596.33
5	25-Jun-2006	$ 817,737,439.43	35	25-Dec-2008	$ 220,807,287.93
6	25-Jul-2006	$ 801,220,491.16	36	25-Jan-2009	$ 211,380,491.46
7	25-Aug-2006	$ 782,384,253.23	37	25-Feb-2009	$ 202,371,999.02
8	25-Sep-2006	$ 761,300,298.20	38	25-Mar-2009	$ 193,759,962.62
9	25-Oct-2006	$ 738,088,533.39	39	25-Apr-2009	$ 185,526,527.38
10	25-Nov-2006	$ 713,214,987.99	40	25-May-2009	$ 177,654,655.04
11	25-Dec-2006	$ 686,813,774.62	41	25-Jun-2009	$ 170,128,086.25
12	25-Jan-2007	$ 661,177,027.39	42	25-Jul-2009	$ 162,931,452.67
13	25-Feb-2007	$ 636,504,294.58	43	25-Aug-2009	$ 156,049,848.80
14	25-Mar-2007	$ 612,759,108.96	44	25-Sep-2009	$ 149,469,074.41
15	25-Apr-2007	$ 589,906,389.22	45	25-Oct-2009	$ 143,175,643.64
16	25-May-2007	$ 567,912,387.12	46	25-Nov-2009	$ 137,156,685.55
17	25-Jun-2007	$ 546,744,636.65	47	25-Dec-2009	$ 131,399,915.83
18	25-Jul-2007	$ 526,371,905.12	48	25-Jan-2010	$ 125,893,609.73
19	25-Aug-2007	$ 506,764,146.19	49	25-Feb-2010	$ 120,626,576.28
20	25-Sep-2007	$ 487,892,454.60	50	25-Mar-2010	$ 115,588,133.73
21	25-Oct-2007	$ 469,592,444.51	51	25-Apr-2010	$ 110,768,086.08
22	25-Nov-2007	$ 438,041,739.18	52	25-May-2010	$ 106,156,700.73
23	25-Dec-2007	$ 407,381,508.22	53	25-Jun-2010	$ 101,744,687.18
24	25-Jan-2008	$ 379,099,188.76	54	25-Jul-2010	$ 97,523,176.67
25	25-Feb-2008	$ 352,938,431.85	55	25-Aug-2010	$ 93,483,702.80
26	25-Mar-2008	$ 328,803,762.04	56	25-Sep-2010	$ 89,618,183.06
27	25-Apr-2008	$ 313,773,127.02
28	25-May-2008	$ 300,224,650.50
29	25-Jun-2008	$ 287,278,354.37
30	25-Jul-2008	$ 274,908,349.79

Greenwich Capital Markets, Inc Contacts

CONTACTS
Greenwich Capital Markets, Inc.
Mortgage Trading/Syndicate		Tel: (203) 625-6160
Ron Weibye
Peter McMullin		peter.mcmullin@gcm.com

Asset-Backed Finance
Adam Smith	(203) 618-2271	adam.smith@gcm.com
Erin Maxwell	(203) 618-6112	erin.maxwell@gcm.com

Rating Agency Contacts
	name	phone extension
Moody's:	Odile Grisard Boucher	(212) 553-1382
S&P:	Malik Rashid	(212) 438-3021

GMAC RFC (Grpahic Omitted)

RMBS New Issue Term Sheet

$840,115,000 Certificates (Approximate)

Home Equity Mortgage Asset-Backed Pass-Through Certificates,

Series 2006-KS1

RASC Series 2006-KS1 Trust

Issuer

Residential Asset Securities Corporation

Depositor

Residential Funding Corporation

Master Servicer

January 12, 2006

RBS Greenwich Capital (Graphic Omitted)

DISCLAIMER

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SECURITIES AND EXCHANGE COMMISSION (THE SEC) FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE DEPOSITOR AND THE OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE DEPOSITOR, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE 1-800-422-2006 OR VIA EMAIL AT RBSGC.COM.

The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the Certificates, supersedes any information contained in any prior similar materials relating to the Certificates. The information in this free writing prospectus is preliminary, and is subject to completion or change. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the Certificates referred to in this free writing prospectus and to solicit an offer to purchase the Certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the Certificates, until we have accepted your offer to purchase Certificates.

The Certificates referred to in these materials are being sold when, as and if issued. The issuer is not obligated to issue such Certificates or any similar security and the underwriter's obligation to deliver such Certificates is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of such Certificates when, as and if issued by the issuer. You are advised that the terms of the Certificates, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of Certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that Certificates may not be issued that have the characteristics described in these materials. The underwriter's obligation to sell such Certificates to you is conditioned on the mortgage loans and Certificates having the characteristics described in these materials. If, for any reason the issuer does not deliver such Certificates, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the Certificates which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

Net WAC Cap Schedule

Month	Net WAC Cap1 (%)	Net WAC Cap2 (%)	Month	Net WAC Cap1 (%)	Net WAC Cap2 (%)
1	7.30	14.00	39	9.44	14.00
2	7.82	14.00	40	9.75	14.00
3	7.06	14.00	41	9.45	14.00
4	7.30	14.00	42	9.76	14.00
5	7.06	14.00	43	9.44	14.00
6	7.30	14.00	44	9.44	14.00
7	7.06	14.00	45	9.75	14.00
8	7.06	14.00	46	9.43	14.00
9	7.30	14.00	47	9.74	14.00
10	7.06	14.00	48	9.42	14.00
11	7.30	14.00	49	9.41	14.00
12	7.06	14.00	50	10.41	14.00
13	7.06	14.00	51	9.40	14.00
14	7.82	14.00	52	9.71	14.00
15	7.07	14.00	53	9.39	14.00
16	7.30	14.00	54	9.69	14.00
17	7.07	14.00	55	9.37	14.00
18	7.30	14.00	56	9.37	14.00
19	7.07	14.00	57	9.67	11.92
20	7.07	14.00	58	9.36	11.52
21	7.31	14.00	59	9.66	11.90
22	7.09	14.00	60	9.34	11.51
23	9.36	14.00	61	9.34	11.50
24	9.14	14.00	62	10.33	12.72
25	9.13	14.00	63	9.33	11.47
26	9.75	14.00	64	9.63	11.84
27	9.12	14.00	65	9.31	11.44
28	9.42	14.00	66	9.62	11.81
29	9.23	14.00	67	9.30	11.41
30	9.54	14.00	68	9.29	11.40
31	9.22	14.00	69	9.60	11.76
32	9.22	14.00	70	9.28	11.37
33	9.52	14.00	71	9.58	11.73
34	9.21	14.00	72	9.27	11.34
35	9.66	14.00	73	9.26	11.33
36	9.46	14.00
37	9.45	14.00
38	10.46	14.00

(1) Assumes 1-month LIBOR remains constant at 4.398% and 6-month LIBOR remains constant at 4.689% and run at the Pricing Speed to call. Assumes payments are received from the related Yield Maintenance Agreement and is capped at 14% per annum.

(2) Assumes 1-month LIBOR and 6-month LIBOR instantaneously increase to a level beyond the highest maximum obtainable rate on the mortgage loans and run at the Pricing Speed to call. Assumes payments are received from the related Yield Maintenance Agreement and is capped at 14% per annum.

Class A Sensitivity Table (To Call)1
	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
A-1
WAL (years)	14.08	1.62	1.22	1.00	0.85	0.74
Mod Duration	9.83	1.52	1.15	0.95	0.81	0.71
Principal Window (month)	1 - 255	1 - 36	1 - 25	1 - 21	1 - 18	1 - 15
Principal Months	255	36	25	21	18	15
A-2
WAL (years)	23.01	3.85	2.57	2.00	1.73	1.50
Mod Duration	13.87	3.45	2.37	1.87	1.63	1.42
Principal Window (month)	255 - 300	36 - 61	25 - 40	21 - 28	18 - 23	15 - 21
Principal Months	46	26	16	8	6	7
A-3
WAL (years)	27.28	8.12	5.39	3.66	2.33	1.97
Mod Duration	15.04	6.53	4.63	3.26	2.16	1.84
Principal Window (month)	300 - 350	61 - 150	40 - 100	28 - 73	23 - 35	21 - 28
Principal Months	51	90	61	46	13	8
A-4
WAL (years)	29.16	12.50	8.33	6.08	4.16	2.49
Mod Duration	15.40	9.21	6.72	5.16	3.68	2.29
Principal Window (month)	350 - 350	150 - 150	100 - 100	73 - 73	35 - 56	28 - 32
Principal Months	1	1	1	1	22	5

Class A Sensitivity Table (To Maturity)1
	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
A-1
WAL (years)	14.08	1.62	1.22	1.00	0.85	0.74
Mod Duration	9.83	1.52	1.15	0.95	0.81	0.71
Principal Window (month)	1 - 255	1 - 36	1 - 25	1 - 21	1 - 18	1 - 15
Principal Months	255	36	25	21	18	15
A-2
WAL (years)	23.01	3.85	2.57	2.00	1.73	1.50
Mod Duration	13.87	3.45	2.37	1.87	1.63	1.42
Principal Window (month)	255 - 300	36 - 61	25 - 40	21 - 28	18 - 23	15 - 21
Principal Months	46	26	16	8	6	7
A-3
WAL (years)	27.28	8.13	5.40	3.66	2.33	1.97
Mod Duration	15.04	6.54	4.63	3.26	2.16	1.84
Principal Window (month)	300 - 351	61 - 158	40 - 106	28 - 77	23 - 35	21 - 28
Principal Months	52	98	67	50	13	8
A-4
WAL (years)	29.64	17.26	11.96	8.85	6.14	2.49
Mod Duration	15.51	11.40	8.83	6.99	5.10	2.29
Principal Window (month)	351 - 358	158 - 302	106 - 222	77 - 170	35 - 133	28 - 32
Principal Months	8	145	117	94	99	5

(1) Assumes 1-month LIBOR remains constant at 4.398% and 6-month LIBOR remains constant at 4.689% and run at the Pricing Speed with no losses and trigger is not in effect.

Class M Sensitivity Table (To Call)1

	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
M-1
WAL (years)	27.10	8.29	5.55	4.57	4.65	3.62
Mod Duration	14.70	6.53	4.69	3.99	4.07	3.24
Principal Window (month)	282 - 350	49 - 150	38 - 100	44 - 73	54 - 56	32 - 45
Principal Months	69	102	63	30	3	14
M-2
WAL (years)	27.10	8.29	5.54	4.45	4.33	3.75
Mod Duration	14.67	6.53	4.68	3.89	3.81	3.35
Principal Window (month)	282 - 350	49 - 150	38 - 100	42 - 73	48 - 56	45 - 45
Principal Months	69	102	63	32	9	1
M-3
WAL (years)	27.10	8.29	5.54	4.38	4.07	3.71
Mod Duration	14.62	6.52	4.68	3.83	3.60	3.32
Principal Window (month)	282 - 350	49 - 150	38 - 100	41 - 73	45 - 56	43 - 45
Principal Months	69	102	63	33	12	3
M-4
WAL (years)	27.10	8.29	5.54	4.35	3.94	3.54
Mod Duration	14.38	6.47	4.65	3.79	3.48	3.16
Principal Window (month)	282 - 350	49 - 150	37 - 100	40 - 73	43 - 56	40 - 45
Principal Months	69	102	64	34	14	6
M-5
WAL (years)	27.10	8.29	5.53	4.32	3.84	3.39
Mod Duration	14.31	6.46	4.64	3.76	3.40	3.04
Principal Window (month)	282 - 350	49 - 150	37 - 100	39 - 73	42 - 56	38 - 45
Principal Months	69	102	64	35	15	8
M-6
WAL (years)	27.10	8.29	5.53	4.30	3.76	3.28
Mod Duration	14.20	6.44	4.63	3.74	3.33	2.94
Principal Window (month)	282 - 350	49 - 150	37 - 100	39 - 73	40 - 56	37 - 45
Principal Months	69	102	64	35	17	9
M-7
WAL (years)	27.10	8.29	5.53	4.27	3.70	3.20
Mod Duration	13.12	6.23	4.52	3.64	3.23	2.84
Principal Window (month)	282 - 350	49 - 150	37 - 100	38 - 73	39 - 56	36 - 45
Principal Months	69	102	64	36	18	10
M-8
WAL (years)	27.10	8.29	5.53	4.27	3.67	3.13
Mod Duration	12.58	6.11	4.46	3.60	3.17	2.76
Principal Window (month)	282 - 350	49 - 150	37 - 100	38 - 73	38 - 56	35 - 45
Principal Months	69	102	64	36	19	11
M-9
WAL (years)	27.10	8.28	5.53	4.24	3.62	3.08
Mod Duration	11.77	5.93	4.36	3.52	3.09	2.68
Principal Window (month)	282 - 350	49 - 150	37 - 100	37 - 73	38 - 56	34 - 45
Principal Months	69	102	64	37	19	12

(1) Assumes 1-month LIBOR remains constant at 4.398% and 6-month LIBOR remains constant at 4.689% and run at the Pricing Speed with no losses and trigger is not in effect.

Class M Sensitivity Table (To Maturity)1

	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
M-1
WAL (years)	27.19	9.09	6.16	5.03	5.31	5.85
Mod Duration	14.72	6.91	5.05	4.30	4.56	4.93
Principal Window (month)	282 - 358	49 - 262	38 - 184	44 - 139	54 - 108	32 - 106
Principal Months	77	214	147	96	55	75
M-2
WAL (years)	27.19	9.06	6.13	4.89	4.67	4.50
Mod Duration	14.69	6.89	5.03	4.18	4.07	3.94
Principal Window (month)	282 - 358	49 - 252	38 - 178	42 - 133	48 - 102	47 - 82
Principal Months	77	204	141	92	55	36
M-3
WAL (years)	27.19	9.03	6.11	4.80	4.40	4.00
Mod Duration	14.64	6.87	5.01	4.12	3.84	3.54
Principal Window (month)	282 - 358	49 - 240	38 - 170	41 - 125	45 - 97	43 - 77
Principal Months	77	192	133	85	53	35
M-4
WAL (years)	27.19	8.99	6.07	4.74	4.25	3.77
Mod Duration	14.40	6.80	4.96	4.05	3.71	3.35
Principal Window (month)	282 - 358	49 - 232	37 - 163	40 - 120	43 - 92	40 - 73
Principal Months	77	184	127	81	50	34
M-5
WAL (years)	27.19	8.94	6.03	4.69	4.13	3.60
Mod Duration	14.33	6.77	4.93	4.01	3.62	3.21
Principal Window (month)	282 - 358	49 - 222	37 - 155	39 - 114	42 - 88	38 - 70
Principal Months	77	174	119	76	47	33
M-6
WAL (years)	27.18	8.88	5.98	4.63	4.02	3.47
Mod Duration	14.22	6.72	4.89	3.96	3.52	3.09
Principal Window (month)	282 - 357	49 - 211	37 - 146	39 - 107	40 - 83	37 - 66
Principal Months	76	163	110	69	44	30
M-7
WAL (years)	27.18	8.77	5.90	4.54	3.92	3.36
Mod Duration	13.13	6.44	4.72	3.82	3.38	2.96
Principal Window (month)	282 - 357	49 - 198	37 - 137	38 - 100	39 - 77	36 - 61
Principal Months	76	150	101	63	39	26
M-8
WAL (years)	27.16	8.63	5.78	4.45	3.81	3.24
Mod Duration	12.59	6.26	4.60	3.72	3.27	2.84
Principal Window (month)	282 - 355	49 - 180	37 - 124	38 - 91	38 - 70	35 - 55
Principal Months	74	132	88	54	33	21
M-9
WAL (years)	27.11	8.40	5.61	4.30	3.67	3.11
Mod Duration	11.77	5.98	4.40	3.56	3.12	2.71
Principal Window (month)	282 - 353	49 - 167	37 - 112	37 - 82	38 - 63	34 - 50
Principal Months	72	119	76	46	26	17

(1) Assumes 1-month LIBOR remains constant at 4.398% and 6-month LIBOR remains constant at 4.689% and run at the Pricing Speed with no losses and trigger is not in effect.

Excess Spread Table

Month	Static LIBOR[1] (%)	Fwd LIBOR[2] (%)	Month	Static LIBOR[1] (%)	Fwd LIBOR[2] (%)
1	2.74	2.74	39	4.92	4.89
2	3.04	3.04	40	5.08	5.04
3	2.59	2.59	41	4.95	4.93
4	2.74	2.74	42	5.11	5.10
5	2.59	2.59	43	4.95	4.93
6	2.74	2.74	44	4.95	4.92
7	2.58	2.59	45	5.10	5.08
8	2.58	2.58	46	4.94	4.91
9	2.73	2.73	47	5.10	5.08
10	2.58	2.57	48	4.94	4.92
11	2.73	2.72	49	4.93	4.91
12	2.57	2.57	50	5.39	5.38
13	2.57	2.56	51	4.92	4.89
14	3.03	3.01	52	5.07	5.04
15	2.57	2.55	53	4.91	4.89
16	2.72	2.70	54	5.05	5.04
17	2.56	2.55	55	4.89	4.86
18	2.71	2.69	56	4.89	4.85
19	2.56	2.54	57	5.03	4.76
20	2.55	2.53	58	4.87	4.58
21	2.70	2.68	59	5.02	4.75
22	2.57	2.55	60	4.86	4.57
23	4.75	4.72	61	4.85	4.57
24	4.68	4.64	62	5.31	5.06
25	4.66	4.62	63	4.84	4.55
26	4.96	4.91	64	4.98	4.71
27	4.64	4.60	65	4.82	4.53
28	4.80	4.75	66	4.97	4.69
29	4.76	4.74	67	4.80	4.52
30	4.91	4.89	68	4.80	4.51
31	4.76	4.73	69	4.94	4.66
32	4.75	4.72	70	4.78	4.48
33	4.90	4.87	71	4.93	4.65
34	4.74	4.71	72	4.77	4.48
35	5.04	5.02	73	4.78	4.48
36	5.00	4.98
37	4.99	4.97
38	5.36	5.34

(1) Assumes 1-month LIBOR remains constant at 4.398% and 6-month LIBOR remains constant at 4.689% and run at the Pricing Speed to call. Assumes payments are received from the related Yield Maintenance Agreement.

(2) Assumes 1-month Forward LIBOR and 6-month Forward LIBOR instantaneously and run at the Pricing Speed to call. Assumes payments are received from the related Yield Maintenance Agreement.

Break-Even Tables

	Static LIBOR[1]	Fwd LIBOR[2]
M-1
CDR Break[3] (%)	27.79	27.77
Coll Loss (%)	20.35	20.34
WAL (yrs)	6.29	6.28

M-2
CDR Break[3] (%)	22.29	22.26
Coll Loss (%)	17.59	17.57
WAL (yrs)	7.17	7.17

M-3
CDR Break[3] (%)	19.33	19.29
Coll Loss (%)	15.91	15.89
WAL (yrs)	8.45	8.44

M-4
CDR Break[3] (%)	16.85	16.80
Coll Loss (%)	14.40	14.37
WAL (yrs)	9.07	9.06

M-5
CDR Break[3] (%)	14.61	14.54
Coll Loss (%)	12.93	12.88
WAL (yrs)	9.57	9.56

M-6
CDR Break[3] (%)	12.71	12.63
Coll Loss (%)	11.60	11.54
WAL (yrs)	10.21	10.21

M-7
CDR Break[3] (%)	10.83	10.73
Coll Loss (%)	10.20	10.12
WAL (yrs)	10.61	10.61

M-8
CDR Break[3] (%)	9.50	9.40
Coll Loss (%)	9.15	9.07
WAL (yrs)	11.56	11.57

M-9
CDR Break[3] (%)	8.54	8.46
Coll Loss (%)	8.37	8.30
WAL (yrs)	12.03	12.03

(1) Assumes 1-month LIBOR remains constant at 4.398% and 6-month LIBOR remains constant at 4.689% and run at the pricing speed to maturity. Assumes principal and interest advancing, 40% severity rate with a 12 month lag and triggers are in effect at all times.

(2) Assumes 1-month Forward LIBOR and 6-month Forward LIBOR instantaneously and run at the pricing speed to maturity. Assumes principal and interest advancing, 40% severity rate with a 12 month lag and triggers are in effect at all times.

(3) CDR Break means when bonds receive first principal dollar loss.

Aggregate Collateral Summary
The Mortgage Loan characteristics are approximate and are subject to a +/- 10% variance.

	Summary	Total	Minimum	Maximum
	Aggregate Current Principal Balance	$859,892,969
	Number of Mortgage Loans	5,922

	Average Current Principal Balance	$145,203	$9,987	$749,048
	Weighted Average Original Loan-to-Value	79.90%	8.00%	100.00%
	Weighted Average Mortgage Rate	7.741%	5.140%	13.625%
	Weighted Average Net Mortgage Rate	7.297%	4.715%	13.075%
	Weighted Average Note Margin	6.074%	2.070%	9.999%
	Weighted Average Maximum Mortgage Rate	13.852%	11.140%	17.810%
	Weighted Average Minimum Mortgage Rate	7.181%	2.250%	11.500%
	Weighted Average Term to Next Rate Adjustment Date (months)	24	7	58
	Weighted Average Remaining Term to Stated Maturity (months)	351	118	360
	Weighted Average Credit Score	625	479	807

	Weighted Average reflected in Total
			Percent of Cut-off Date
	Range		Principal Balance
Product Type	Hybrid ARM		84.52%
	Fixed		15.48%

Lien	First		99.25%
	Second		0.75%

Property Type	Condominium Low Rise (less than 5 stories)		4.76%
	Condominium Mid Rise		0.12%
	Leasehold		0.01%
	Manufactured Housing		0.20%
	Planned Unit Developments (attached)		3.34%
	Planned Unit Developments (detached)		8.10%
	Single Family Detached		78.23%
	Townhouse		1.25%
	Two-Four Family Units		3.99%

Occupancy Status	Non Owner Occupied		2.62%
	Primary Residence		96.20%
	Second/Vacation		1.17%

Documentation Type	Full Documentation		64.48%
	Reduced Documentation		35.52%

Loans with Prepayment penalties			70.83%

Interest Only Percentage			18.98%

Credit Score Distribution of the Aggregate Loans
Credit Score Range	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Original LTV
499 or less	13	$1,754,316	0.20%	$134,947	60.25%
500 - 519	33	4,436,841	0.52	134,450	58.09
520 - 539	121	16,167,039	1.88	133,612	71.38
540 - 559	243	36,502,112	4.24	150,214	76.55
560 - 579	344	50,838,388	5.91	147,786	78.20
580 - 599	997	122,998,205	14.30	123,368	80.88
600 - 619	1,366	193,972,498	22.56	142,000	79.76
620 - 639	866	126,591,842	14.72	146,180	81.24
640 - 659	812	125,847,466	14.64	154,985	80.45
660 - 679	502	79,499,819	9.25	158,366	81.12
680 - 699	269	42,494,744	4.94	157,973	80.68
700 - 719	158	24,486,109	2.85	154,975	79.11
720 - 739	81	14,785,779	1.72	182,540	83.16
740 - 759	65	10,095,623	1.17	155,317	80.27
760 or greater	52	9,422,190	1.10	181,196	77.78
Total:	5,922	$859,892,969	100.00%	$145,203	79.90%

As of the cut-off date, the weighted average Credit Score of the mortgage loans will be approximately 625.
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

Original Mortgage Loan Principal Balances of the Aggregate Loans
Original Mortgage Loan Balance ($)	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
100,000 or less	2,156	$137,547,624	16.00%	$63,798	619	71.48%
100,001 - 200,000	2,503	356,819,658	41.50	142,557	623	80.82
200,001 - 300,000	839	202,659,141	23.57	241,548	624	81.67
300,001 - 400,000	290	99,028,088	11.52	341,476	634	82.42
400,001 - 500,000	107	47,984,142	5.58	448,450	645	84.11
500,001 - 600,000	17	9,233,801	1.07	543,165	662	81.57
600,001 - 700,000	8	5,122,600	0.60	640,325	635	78.45
700,001 - 800,000	2	1,497,916	0.17	748,958	630	84.50
Total:	5,922	$859,892,969	100.00%	$145,203	625	79.90%

As of the cut-off date, the average unpaid principal balance of the mortgage loans will be approximately $145,203.
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

Net Mortgage Rates of the Aggregate Loans
Net Mortgage Rates (%)	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
4.500 - 4.999	7	$1,559,787	0.18%	$222,827	676	82.59%
5.000 - 5.499	67	14,602,428	1.70	217,947	658	80.10
5.500 - 5.999	303	61,845,009	7.19	204,109	652	80.15
6.000 - 6.499	653	129,248,443	15.03	197,930	639	80.99
6.500 - 6.999	939	164,303,401	19.11	174,977	635	81.43
7.000 - 7.499	1,011	159,818,718	18.59	158,080	624	80.57
7.500 - 7.999	925	129,110,704	15.01	139,579	616	81.36
8.000 - 8.499	717	97,674,345	11.36	136,226	606	82.41
8.500 - 8.999	389	45,718,022	5.32	117,527	603	79.90
9.000 - 9.499	283	23,695,166	2.76	83,729	604	73.87
9.500 - 9.999	161	12,342,008	1.44	76,658	614	64.87
10.000 - 10.499	160	8,330,225	0.97	52,064	614	41.97
10.500 - 10.999	135	5,758,539	0.67	42,656	615	41.48
11.000 - 11.499	129	4,488,874	0.52	34,797	601	60.52
11.500 - 11.999	20	739,017	0.09	36,951	595	65.01
12.000 - 12.499	13	401,777	0.05	30,906	594	87.24
12.500 - 12.999	8	216,546	0.03	27,068	604	82.79
13.000 - 13.499	2	39,962	0.01	19,981	587	100.00
Total:	5,922	$859,892,969	100.00%	$145,203	625	79.90%

As of the cut-off date, the weighted average Net Mortgage Rate of the mortgage loans was approximately 7.297% per annum.
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

Mortgage Rates of the Loans of the Aggregate Loans
Mortgage Rate (%)	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
5.000 - 5.499	7	$1,561,577	0.18%	$223,082	694	82.59%
5.500 - 5.999	113	24,638,876	2.87	218,043	667	80.62
6.000 - 6.499	328	66,965,471	7.79	204,163	650	80.33
6.500 - 6.999	790	153,801,516	17.89	194,685	640	81.87
7.000 - 7.499	837	143,742,048	16.72	171,735	633	81.17
7.500 - 7.999	1,036	159,647,037	18.57	154,099	623	80.29
8.000 - 8.499	809	112,045,632	13.03	138,499	614	81.36
8.500 - 8.999	768	103,893,249	12.08	135,278	604	82.04
9.000 - 9.499	325	38,033,814	4.42	117,027	600	80.08
9.500 - 9.999	286	24,228,333	2.82	84,714	600	72.63
10.000 - 10.499	137	10,413,218	1.21	76,009	613	64.24
10.500 - 10.999	160	8,648,156	1.01	54,051	612	44.59
11.000 - 11.499	137	5,630,561	0.65	41,099	611	39.82
11.500 - 11.999	129	4,652,051	0.54	36,062	603	58.88
12.000 - 12.499	36	1,312,553	0.15	36,460	604	56.52
12.500 - 12.999	11	319,839	0.04	29,076	597	78.82
13.000 - 13.499	9	264,128	0.03	29,348	599	85.89
13.500 - 13.999	4	94,913	0.01	23,728	592	100.00
Total:	5,922	$859,892,969	100.00%	$145,203	625	79.90%

As of the cut-off date, the Weighted average mortgage rate of the mortgage loans will be approximately 7.741% per annum.
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

Original Loan-to-Value Ratios of the Aggregate Loans
Original LTV Ratio (%)	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score
0.01 - 50.00	609	$34,919,485	4.06%	$57,339	627
50.01 - 55.00	43	6,095,310	0.71	141,751	580
55.01 - 60.00	89	13,964,533	1.62	156,905	585
60.01 - 65.00	114	17,384,065	2.02	152,492	618
65.01 - 70.00	202	32,362,739	3.76	160,212	594
70.01 - 75.00	254	38,049,039	4.42	149,799	602
75.01 - 80.00	2,597	391,283,245	45.50	150,667	629
80.01 - 85.00	537	94,408,380	10.98	175,807	618
85.01 - 90.00	778	139,600,294	16.23	179,435	634
90.01 - 95.00	513	85,917,328	9.99	167,480	638
95.01 - 100.00	186	5,908,551	0.69	31,766	610
Total:	5,922	$859,892,969	100.00%	$145,203	625

The weighted average loan-to-value ratio at origination of the mortgage loans was approximately 79.90%
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

Geographical Distributions of Mortgaged Properties of the Aggregate Loans
State	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Alabama	156	$14,661,673	1.71%	$93,985	622	78.82%
Arizona	232	42,558,755	4.95	183,443	625	78.20
Arkansas	20	1,879,959	0.22	93,998	597	80.42
California	345	83,240,428	9.68	241,277	639	73.94
Colorado	119	18,411,294	2.14	154,717	629	78.99
Connecticut	46	8,003,418	0.93	173,987	608	77.35
Delaware	14	1,875,540	0.22	133,967	622	86.79
District of Columbia	6	1,603,787	0.19	267,298	619	66.59
Florida	466	79,594,505	9.26	170,804	623	79.32
Georgia	321	40,432,098	4.70	125,957	618	80.85
Hawaii	4	776,482	0.09	194,121	732	88.10
Idaho	28	3,488,360	0.41	124,584	615	81.54
Illinois	229	38,011,425	4.42	165,989	627	82.95
Indiana	133	13,994,873	1.63	105,225	629	83.27
Iowa	27	2,924,664	0.34	108,321	626	83.14
Kansas	131	12,617,892	1.47	96,320	620	79.39
Kentucky	54	5,448,367	0.63	100,896	611	82.60
Louisiana	150	13,519,076	1.57	90,127	624	80.54
Maine	17	2,147,594	0.25	126,329	613	78.20
Maryland	204	43,041,702	5.01	210,989	633	81.20
Massachusetts	91	22,287,969	2.59	244,923	632	80.79
Michigan	342	44,178,820	5.14	129,178	626	81.51
Minnesota	160	26,691,664	3.10	166,823	632	82.05
Mississippi	101	9,538,288	1.11	94,438	608	82.22
Missouri	170	18,729,388	2.18	110,173	629	81.97
Montana	11	974,177	0.11	88,562	637	71.49
Nebraska	18	1,618,725	0.19	89,929	625	81.24
Nevada	60	10,716,705	1.25	178,612	632	77.07
New Hampshire	16	2,574,401	0.30	160,900	618	77.49
New Jersey	120	27,700,967	3.22	230,841	630	81.16
New Mexico	18	2,501,223	0.29	138,957	616	84.86
New York	59	10,766,864	1.25	182,489	618	78.84
North Carolina	232	28,162,618	3.28	121,391	618	80.82
North Dakota	9	1,040,323	0.12	115,591	593	79.32
Ohio	242	26,036,522	3.03	107,589	628	83.02
Oklahoma	36	3,080,144	0.36	85,560	603	79.15
Oregon	59	9,302,650	1.08	157,672	643	79.79
Pennsylvania	187	22,780,719	2.65	121,822	619	80.24
Rhode Island	13	2,754,287	0.32	211,868	643	80.42
South Carolina	132	14,948,540	1.74	113,247	614	81.09
South Dakota	4	631,094	0.07	157,774	666	82.24
Tennessee	201	21,692,241	2.52	107,922	618	81.06
Texas	341	35,560,291	4.14	104,282	622	79.55
Utah	41	5,481,614	0.64	133,698	639	81.66
Vermont	3	573,762	0.07	191,254	571	81.85
Virginia	207	35,907,750	4.18	173,467	615	79.75
Washington	117	18,720,875	2.18	160,007	632	79.52
West Virginia	34	3,818,717	0.44	112,315	606	78.18
Wisconsin	189	22,127,275	2.57	117,076	626	81.55
Wyoming	7	762,462	0.09	108,923	641	85.14
Total:	5,922	$859,892,969	100.00%	$145,203	625	79.90%

Mortgage Loan Purpose of the Aggregate Loans
Loan Purpose	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Equity Refinance	2,574	$419,738,700	48.81%	$163,069	619	80.34%
Purchase	2,696	344,127,200	40.02	127,644	634	79.08
Rate/Term Refinance	652	96,027,069	11.17	147,281	624	80.91
Total:	5,922	$859,892,969	100.00%	$145,203	625	79.90%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

Mortgage Loan Documentation Types of the Aggregate Loans
Documentation	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Full Documentation	4,014	$554,461,721	64.48%	$138,132	616	80.38%
Reduced Documentation	1,908	305,431,248	35.52	160,079	642	79.02
Total:	5,922	$859,892,969	100.00%	$145,203	625	79.90%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

Occupancy Type of the Aggregate Loans
Occupancy Type	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Non-Owner Occupied	193	$22,566,784	2.62%	$116,926	653	77.45%
Primary Residence	5,660	827,241,058	96.20	146,156	625	79.94
Second/Vacation	69	10,085,127	1.17	146,161	641	82.15
Total:	5,922	$859,892,969	100.00%	$145,203	625	79.90%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

Mortgaged Property Types of the Aggregate Loans
Property Type	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Condominium Low Rise (less than 5 stories)	293	$40,973,792	4.76%	$139,842	640	77.98%
Condominium Mid Rise (5 to 8 stories)	5	1,002,753	0.12	200,551	645	81.00
Leasehold	1	65,741	0.01	65,741	747	20.00
Manufactured Housing	21	1,750,310	0.20	83,348	637	75.71
Planned Unit Developments (attached)	176	28,722,930	3.34	163,198	629	80.06
Planned Unit Developments (detached)	392	69,636,655	8.10	177,645	626	79.39
Single Family Detached	4,775	672,698,325	78.23	140,879	624	80.16
Townhouse	75	10,720,256	1.25	142,937	619	78.82
Two-Four Family Units	184	34,322,206	3.99	186,534	637	78.58
Total:	5,922	$859,892,969	100.00%	$145,203	625	79.90%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

Credit Grades of the Aggregate Loans
Aggregate Credit Grade	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
A4	4,422	$663,117,268	77.12%	$149,959	639	80.47%
AM	554	72,131,826	8.39	130,202	579	79.89
AX	439	56,231,289	6.54	128,089	611	80.07
B	313	44,553,225	5.18	142,343	559	78.78
C	123	15,814,643	1.84	128,574	539	66.98
CM	71	8,044,718	0.94	113,306	527	63.16
Total:	5,922	$859,892,969	100.00%	$145,203	625	79.90%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

Prepayment Penalty Terms of the Aggregate Loans
Prepayment Penalty Term	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
None	1,865	$250,802,082	29.17%	$134,478	623	78.63%
12 Months	251	48,228,519	5.61	192,145	631	81.49
24 Months	2,819	416,304,305	48.41	147,678	623	80.14
36 Months	946	136,736,435	15.90	144,542	635	80.65
60 Months	31	6,507,120	0.76	209,907	633	84.04
Other*	10	1,314,509	0.15	131,451	602	85.52
Total:	5,922	$859,892,969	100.00%	$145,203	625	79.90%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.
* Other means not None, 12, 24, 36, or 60 months and not more than 60 months.

Interest Only Terms of the Aggregate Loans
Interest Only Term	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
None	5,178	$696,702,275	81.02%	$134,550	620	79.14%
24 Months	18	3,878,180	0.45	215,454	639	82.54
36 Months	10	1,801,233	0.21	180,123	658	82.67
60 Months	701	154,261,113	17.94	220,059	647	83.18
120 Months	15	3,250,169	0.38	216,678	645	80.87
Total:	5,922	$859,892,969	100.00%	$145,203	625	79.90%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

Note Margins of the Aggregate Loans
Note Margin (%)	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Fixed Rate Mortgage	1,457	$133,099,673	15.48%	$91,352	642	71.09%
2.000 - 2.499	5	1,031,487	0.12	206,297	609	81.11
2.500 - 2.999	2	363,609	0.04	181,804	642	60.29
3.000 - 3.499	14	2,916,672	0.34	208,334	635	83.42
3.500 - 3.999	46	10,189,285	1.18	221,506	639	80.35
4.000 - 4.499	101	20,023,221	2.33	198,250	660	77.63
4.500 - 4.999	274	56,795,286	6.60	207,282	651	79.31
5.000 - 5.499	513	92,195,656	10.72	179,719	636	79.72
5.500 - 5.999	958	166,734,988	19.39	174,045	625	81.92
6.000 - 6.499	892	142,201,739	16.54	159,419	618	82.19
6.500 - 6.999	785	117,903,693	13.71	150,196	611	82.31
7.000 - 7.499	461	63,342,285	7.37	137,402	611	82.27
7.500 - 7.999	249	32,167,759	3.74	129,188	602	82.76
8.000 - 8.499	120	15,446,517	1.80	128,721	587	83.28
8.500 - 8.999	37	4,362,322	0.51	117,901	574	82.83
9.000 - 9.499	7	1,049,752	0.12	149,965	571	83.27
9.500 - 9.999	1	69,026	0.01	69,026	525	59.00
Total:	5,922	$859,892,969	100.00%	$145,203	625	79.90%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.
As of the cut-off date, the weighted average note margin of the adjustable rate mortgage loans was approximately 6.074% per annum.

Maximum Mortgage Rates of the Aggregate Loans
Maximum Mortgage Rate (%)	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Fixed Rate Mortgage	1,457	$133,099,673	15.48%	$91,352	642	71.09%
11.000 - 11.999	85	18,669,387	2.17	219,640	659	81.72
12.000 - 12.999	736	143,891,040	16.73	195,504	636	82.12
13.000 - 13.999	1,433	248,404,837	28.89	173,346	629	80.61
14.000 - 14.999	1,584	235,440,225	27.38	148,637	613	81.92
15.000 - 15.999	505	66,913,423	7.78	132,502	600	82.35
16.000 - 16.999	104	11,213,156	1.30	107,819	575	81.06
17.000 - 17.999	18	2,261,229	0.26	125,624	586	73.50
Total:	5,922	$859,892,969	100.00%	$145,203	625	79.90%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.
As of the cut-off date, the weighted average maximum mortgage rate of the adjustable rate loans was approximately 13.852% per annum.

Minimum Mortgage Rates of the Aggregate Loans
Minimum Mortgage Rates (%)	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Fixed Rate Mortgage	1,457	$133,099,673	15.48%	$91,352	642	71.09%
2.000 - 2.999	3	731,657	0.09	243,886	608	84.70
4.000 - 4.999	55	10,900,086	1.27	198,183	645	73.12
5.000 - 5.999	558	98,238,762	11.42	176,055	633	79.44
6.000 - 6.999	1,242	232,633,487	27.05	187,306	629	82.05
7.000 - 7.999	1,386	220,922,302	25.69	159,396	623	81.45
8.000 - 8.999	871	121,411,438	14.12	139,393	609	82.61
9.000 - 9.999	283	34,787,663	4.05	122,925	595	82.73
10.000 - 10.999	63	6,671,930	0.78	105,904	582	81.71
11.000 - 11.999	4	495,971	0.06	123,993	582	85.99
Total:	5,922	$859,892,969	100.00%	$145,203	625	79.90%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.
As of the cut-off date, the weighted average minimum mortgage rate of the adjustable rate mortgage loans was approximately 7.181% per annum.

Next Interest Rate Adjustment Date of the Aggregate Loans
Next Interest Adjustment Date	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Fixed-Rate Mortgage Loans	1,457	$133,099,673	15.48%	$91,352	642	71.09%
August 2006	1	52,846	0.01	52,846	629	90.00
September 2006	1	55,147	0.01	55,147	611	90.00
October 2006	1	66,375	0.01	66,375	638	80.00
May 2007	1	108,034	0.01	108,034	633	80.00
June 2007	2	227,406	0.03	113,703	627	84.18
July 2007	8	1,083,449	0.13	135,431	612	83.85
August 2007	61	11,517,849	1.34	188,817	625	80.29
September 2007	177	28,526,176	3.32	161,165	636	81.85
October 2007	409	67,339,436	7.83	164,644	623	82.73
November 2007	1,444	232,674,838	27.06	161,132	621	82.49
December 2007	1,572	254,308,247	29.57	161,774	621	80.73
January 2008	307	47,715,383	5.55	155,425	617	79.97
August 2008	7	1,492,527	0.17	213,218	652	81.72
September 2008	18	2,717,394	0.32	150,966	645	82.43
October 2008	33	6,816,744	0.79	206,568	624	81.66
November 2008	125	23,740,459	2.76	189,924	636	83.59
December 2008	243	39,403,279	4.58	162,153	630	80.02
January 2009	54	8,740,049	1.02	161,853	622	77.85
November 2010	1	207,657	0.02	207,657	650	80.00
Total:	5,922	$859,892,969	100.00%	$145,203	625	79.90%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.
As of the cut-off date, the weighted average months to the next interest rate adjustment date of the adjustable rate mortgage loans will be approximately 24 months.

Back-End Debt to Income Ratio of the Aggregate Loans
Category	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
N/A	70	$9,158,300	1.07%	$130,833	634	81.38%
20.00 or less	268	25,837,486	3.00	96,409	632	67.14
20.01 - 25.00	189	21,517,058	2.50	113,847	619	77.90
25.01 - 30.00	386	50,814,937	5.91	131,645	623	78.92
30.01 - 35.00	624	86,095,880	10.01	137,974	625	80.08
35.01 - 40.00	924	129,851,845	15.10	140,532	628	80.66
40.01 - 45.00	1,205	181,660,612	21.13	150,756	627	80.27
45.01 - 50.00	1,550	246,980,113	28.72	159,342	627	80.89
50.01 - 55.00	706	107,976,738	12.56	152,942	617	79.71
Total:	5,922	$859,892,969	100.00%	$145,203	625	79.90%

As of the cut-off date, the weighted average debt-to-income ratio of the mortgage loans will be approximately 41.85%.

Greenwich Capital Markets, Inc Contacts

CONTACTS
Greenwich Capital Markets, Inc.
Mortgage Trading/Syndicate		Tel: (203) 625-6160
Ron Weibye
Peter McMullin		peter.mcmullin@gcm.com

Asset-Backed Finance
Adam Smith	(203) 618-2271	adam.smith@gcm.com
Erin Maxwell	(203) 618-6112	erin.maxwell@gcm.com

Rating Agency Contacts
	name	phone extension
Moody's:	Odile Grisard Boucher	(212) 553-1382
S&P:	Malik Rashid	(212) 438-3021